UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2013 (December 16, 2013)

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 WEST SHERIDAN AVE., OKLAHOMA CITY, OK	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 16, 2013, Devon Energy Corporation (the “Company”), certain financial institutions party thereto as lenders (the “Lenders”), and Morgan Stanley Senior Funding, Inc., as administrative agent for the Lenders, entered into a credit agreement (the “Credit Agreement”) that provides a $2.0 billion senior unsecured term loan facility (the “Credit Facility”) for the benefit of the Company. The Credit Facility is comprised of two tranches: (1) a three-year loan in an amount not to exceed $1 billion (the “3-Year Loan”), and (2) a five-year loan in an amount not to exceed $1 billion (the “5-Year Loan” and, together with the 3-Year Loan, the “Term Loans”). The Credit Facility will only be drawn upon in connection with, and the proceeds of the Credit Facility may only be used for, the consummation of the acquisition of certain subsidiaries of GeoSouthern Energy Corporation (the “GeoSouthern Acquisition”). In the event that the GeoSouthern Acquisition does not close, the Credit Facility will be terminated.

Interest rates on the Term Loans will be determined based on a pricing grid as set forth in the Credit Agreement and will be based upon the credit ratings of the Company. The 3-Year Loan is not subject to scheduled amortization. The 5-Year Loan will begin to amortize after the third anniversary of the funding thereof at a quarterly rate of 5.0% of its initial aggregate principal amount, increasing to a quarterly rate of 12.5% of its initial aggregate principal amount after the fourth anniversary of the funding thereof. Devon Financing Company, L.L.C. guarantees the Company’s obligations under the Credit Agreement.

It is a condition to the funding of the Term Loans that the GeoSouthern Acquisition shall have been, or concurrently with the funding of the Term Loans under the Credit Agreement shall be, consummated. The Credit Agreement also contains certain customary conditions to funding. Further, the Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, as under the Company’s existing revolving credit facility, the agreement by the Company to maintain a ratio of consolidated funded indebtedness to consolidated total capitalization of no greater than 65% (measured at the end of each fiscal quarter of the Company). Subsequent to the funding of the Term Loans, if an event of default under the Credit Agreement shall occur and be continuing, the Company’s obligations under the Credit Agreement may be accelerated.

The description of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

10.1	Credit Agreement, dated as of December 16, 2013, among Devon Energy Corporation, as Borrower, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

Devon Energy Corporation

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President, Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 16, 2013, among Devon Energy Corporation, as Borrower, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other lenders party thereto.